EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

American Community Bancshares, Inc.

Charlotte, North Carolina

We consent to the use of our report incorporated by reference herein and to the reference to our firm as “experts”.

Charlotte, North Carolina

January 26, 2006